EX-99.23.i


                       BROWN, CUMMINS & BROWN CO., L.P.A.
                         ATTORNEYS AND COUNSELORS AT LAW
                                3500 CAREW TOWER

J. W. BROWN (1911-1995)          441 VINE STREET            JOANN M. STRASSER
JAMES R. CUMMINS             CINCINNATI, OHIO 45202         AARON A. VANDERLAAN
ROBERT S BROWN              TELEPHONE (513) 381-2121
DONALD S. MENDELSOHN        TELECOPIER (513) 381-2125
LYNNE SKILKEN                                                     OF COUNSEL
AMY G. APPLEGATE                                                GILBERT BETTMAN
KATHRYN KNUE PRZYWARA
MELANIE S. CORWIN


                                  July 7, 2000


The BSG Funds
1105 Schrock Road, Suite 437
Columbus, Ohio 43229

Gentlemen:

     This letter is in response to your request for our opinion in connection with the filing of the Post-Effective Amendment No. 7 to the Registration Statement of The BSG Funds.

     We have examined a copy of the Trust's Amended and Restated Agreement and Declaration of Trust, the Trust's By-Laws, the Trust's record of the various actions by the Trustees thereof, and all such agreements, certificates of public officials, certificates of officers and representatives of the Trust and others, and such other documents, papers, statutes and authorities as we deem necessary to form the basis of the opinion hereinafter expressed. We have assumed the genuineness of the signatures and the conformity to original documents of the copies of such documents supplied to us as original or photostat copies.

     Based upon the foregoing, we are of the opinion that after Post Effective Amendment No. 7 is effective for purposes of federal and applicable state securities laws, the shares of The Banc Stock Group Fund and The Diamond Hill Focus Fund, each a series of the Trust, if issued in accordance with the then current Prospectuses and Statements of Additional Information of such Funds, will be legally issued, fully paid and non-assessable.

     We herewith give you our permission to file this opinion with the Securities and Exchange Commission as an exhibit to the Post-Effective Amendment No. 7 referred to above.

                                        Very truly yours,

                                        /s/ BROWN, CUMMINS & BROWN CO., L.P.A.

                                        BROWN, CUMMINS & BROWN CO., L.P.A.